Exhibit 5.1

                       [LETTERHEAD OF BASMAN SMITH LLP]

                                                                 August 12, 2003

Stake Technology Ltd.
2838 Highway 7
Norval, Ontario LOP 1KO

Dear Sirs/Mesdames:

      We have acted as counsel for Stake Technology Ltd., a Canada corporation (the "Company") in connection with Registration Statement No. 333-107374 on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, relating to the proposed issuance and sale of 7,000,000 Common Shares, no par value, of the Company (the "Common Shares") which Common Shares are proposed to be offered publicly in the United States and Canada through a group of underwriters.

      We have examined the agreement relating to the amalgamation of the Company and 3754481 Canada Ltd., the Certificate and Articles of Amalgamation issued under the Canada Business Corporations Act (the "Act") on June 1, 2000 giving effect to such amalgamation, the By-Laws, the Minutes of Directors' Meetings and such other corporate records of the Company, together with the applicable provisions of the Act which we deem relevant to form the basis of the opinion herein expressed, and relying thereon, it is our opinion that the Common Shares of the Company proposed to be issued pursuant to the aforesaid public offering have been duly authorized and validly allotted for issuance by the Company and, when so issued, will be legally issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement or a Current Report on Form 8-K relating thereto, and we further consent to the references to our firm under the captions "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus constituting part of the Registration Statement.

                                                        Yours very truly,

                                                        BASMAN SMITH LLP


                                                        /s/ Basman Smith LLP